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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data" and to the use of our report dated December 8, 2005, in the Registration Statement (Form S-4) and related prospectus of National Mentor Holdings, Inc. for the registration of $180,000,000 in 11-1/4% Senior Subordinated Notes due 2014.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
October 31, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM